UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2017

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 15, 2017, Peabody Securities Finance Corporation (the “Issuer”), a Delaware corporation and wholly owned subsidiary of Peabody Energy Corporation, a Delaware corporation (the “Company”), entered into an indenture (the “Indenture”) between the Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”), relating to the issuance by the Issuer of $500.0 million aggregate principal amount of 6.000% senior secured notes due 2022 (the “2022 Notes”) and $500.0 million aggregate principal amount of 6.375% senior secured notes due 2025 (the “2025 Notes” and, together with the 2022 Notes, the “Notes”). The Notes were sold on February 15, 2017 in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The 2022 Notes bear interest at a rate of 6.000% per annum. Interest on the 2022 Notes is payable semi-annually in arrears on March 31 and September 30 of each year, commencing on September 30, 2017. The 2022 Notes mature on March 31, 2022. The 2025 Notes bear interest at a rate of 6.375% per annum. Interest on the 2025 Notes is payable semi-annually in arrears on March 31 and September 30 of each year, commencing on September 30, 2017. The 2025 Notes mature on March 31, 2025.

The Notes are being issued in connection with a restructuring of the Company and a majority of its wholly owned U.S. subsidiaries and one subsidiary organized under the laws of Gibraltar, to be effected through a plan of reorganization under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Eastern District of Missouri, substantially on the terms of the Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, dated January 27, 2017 (as it may be amended, supplemented or modified, the “Plan”).

The Issuer will deposit the net proceeds of the offering of the Notes, together with additional funds deposited by the Company, into an escrow account pending satisfaction of the conditions to release of such proceeds from escrow. If the Plan is not confirmed on or before August 1, 2017, the Notes will be subject to a special mandatory redemption at a price equal to 100% of the aggregate offering price of the applicable series of Notes, plus accrued and unpaid interest from February 15, 2017 to, but not including, the special mandatory redemption date. The escrowed proceeds would be applied to pay for any such special mandatory redemption. If the Plan is confirmed and certain other conditions are satisfied on or before August 1, 2017, the net proceeds from the offering will be released from escrow and the Company will become a co-obligor of the Notes by executing a supplemental indenture and, thereafter, become the sole issuer of the Notes upon the merger of the Issuer with and into the Company, with the Company as the surviving corporation (the “Assumption”).

Upon the Assumption, the Notes will be jointly and severally and fully and unconditionally guaranteed on a senior secured basis by substantially all of the Company’s material domestic subsidiaries and will be secured by first priority liens over (i) substantially all of the assets of the Company and the guarantors, except for certain excluded assets, (ii) 100% of the capital stock of each domestic restricted subsidiary of the Company, 100% of the non-voting capital stock of each first tier foreign subsidiary of the Company or a foreign subsidiary holding company and no more than 65% of the voting capital stock of each first tier foreign subsidiary of the Company or a foreign subsidiary holding company, (iii) a legal charge of 65% of the voting capital stock and 100% of the non-voting capital stock of Peabody Investments (Gibraltar) Limited and (iv) all intercompany debt owed to the Company or any guarantor, in each case, subject to certain exceptions, including that the Notes and guarantees will be secured by second priority liens on certain collateral pledged under and upon the consummation of any future asset-based revolving credit facility.

The terms of the Notes are governed by the Indenture. The Indenture contains covenants limiting the ability of the Company and any guarantors to, among other things, (i) incur additional indebtedness; (ii) pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments; (iii) enter into agreements that restrict distributions from restricted subsidiaries; (iv) sell or otherwise dispose of assets; (v) enter into transactions with affiliates; (vi) create or incur liens; merge, consolidate or sell all or substantially all of the Company’s assets; (vii) place restrictions on the ability of subsidiaries to pay dividends or make other payments to the Company; and (viii) designate the Company’s subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. Upon the occurrence of a “change of control,” as defined in the Indenture, the Company is required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

The Company may redeem some or all of the Notes at the redemption prices and on the terms specified in the Indenture.

The Indenture contains customary events of default, including, among other things, (i) failure to make required payments; (ii) failure to comply with certain agreements or covenants; (iii) failure to pay certain other indebtedness; (iv) certain events of bankruptcy and insolvency; and (v) failure to pay certain judgments. An event of default under the applicable Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding series of Notes, as applicable, issued under such Indenture to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the applicable series of Notes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On February 15, 2017, the Company issued a press release announcing the closing of the previously announced private offering of the Notes. A copy of the press release, which was issued pursuant to and in accordance with Rule 135c under the Securities Act, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of February 15, 2017, between Peabody Securities Finance Corporation and Wilmington Trust, National Association, as Trustee, governing 6.000% Senior Secured Notes due 2022 and 6.375% Senior Secured Notes due 2025

4.2	Form of 6.000% Senior Secured Notes due 2022 (included in Exhibit 4.1)

4.3	Form of 6.375% Senior Secured Notes due 2025 (included in Exhibit 4.1)

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

February 15, 2017	By:	/s/ A. Verona Dorch
Name: A. Verona Dorch Title: Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of February 15, 2017, between Peabody Securities Finance Corporation and Wilmington Trust, National Association, as Trustee, governing 6.000% Senior Secured Notes due 2022 and 6.375% Senior Secured Notes due 2025

4.2	Form of 6.000% Senior Secured Notes due 2022 (included in Exhibit 4.1)

4.3	Form of 6.375% Senior Secured Notes due 2025 (included in Exhibit 4.1)

99.1	Press Release